Exhibit 99.1

CROSS-REFERENCE SHEET

Location in 2019 Ontario Economic Outlook and Fiscal Review included as Exhibit (99.14), Public Accounts of Ontario: 2018-2019

Annual Report and Consolidated Financial Statements included as

Exhibit (99.12), 2019 Ontario Budget included as Exhibit (99.7) or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2 Additional Information relating to the Province.

Government	Ex. 99.2 Additional Information relating to the Province.

Constitutional Framework	Ex. 99.2 Additional Information relating to the Province.

Operational Framework	Ex. 99.2 Additional Information relating to the Province.

Implications for Provincial Financial Statements	Ex. 99.2 Additional Information relating to the Province.

Foreign Relations	Ex. 99.2 Additional Information relating to the Province.

The Budget and Quarterly Reporting	Ex. 99.2 Additional Information relating to the Province.

Public Finance

Fiscal Outlook and Performance	Ex. 99.14 pages 5-6, 155-156, 161, 174-175;
Ex. 99.12 pages 9-11;
Ex. 99.7 pages 5-7, 261-265, 270, 282-305.

Revenue	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.14 pages 5-6, 119-120, 155-157, 161-163, 167-168, 171, 174-175;
Ex. 99.12 pages 9-16, 51, 92-95;
Ex. 99.7 pages 8, 262-267, 270-275, 282-283, 301, 304-305.

Tax Measures	Ex. 99.14 pages 16-19, 44-47, 51-53, 157, 162-163, 167, 171, 199-200;
Ex. 99.7 pages 100-105, 107-109, 194, 162-169, 180-183, 222, 266-267, 271-273, 282, 301, 329-341.

Expense	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.14 pages 5-6, 10-11, 155-156, 158-161, 164-165, 169-170, 172-175;
Ex. 99.12 pages 9-11, 17-23, 51, 96-98;
Ex. 99.7 pages 8-9, 262-265, 268-270, 276-281, 284-300, 302-305.

Principal Provincial Organizations	Ex. 99.12 pages 102-106.

Government Business Enterprises	Ex. 99.12 pages 107-110.

Analysis of 2018-19 Results	Ex. 99.12 pages 12-44.

Financial Reporting and Notes	Ex. 99.12 pages 9-11, 47-101.

Public Debt

Publicly Held Debt Summary	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.12 pages 63-65.

Debt Issuances Since 2018-19 Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2 Additional Information relating to the Province.

SEC Registered Debt	Ex. 99.2 Additional Information relating to the Province.

Borrowing and Debt Management	Ex. 99.14 pages 179-192;
Ex. 99.7 pages 309-326.

Pensions and Other Employee Future Benefits	Ex. 99.12 pages 69-74.

Assets and Liabilities	Ex. 99.7 pages 324-325;
Ex. 99.12 pages 9-10, 24-29, 51-54.

Ontario Electricity Industry	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.14 pages 15, 23-24, 66-68, 167-169;
Ex. 99.12 pages 16, 19, 22,, 63, 75, 77-78, 87;
Ex. 99.7 pages 91-94, 208, 279, 335-336.

Consolidated Debt of the Province of Ontario	Ex. 99.12 pages 63-65.

Selected Debt Statistics	Ex. 99.12 pages 64-65.

Risk Management and Derivative Financial Instruments	Ex. 99.12 pages 65-68.

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2 Additional Information relating to the Province;
Ex. 99.12 page 79.

Claims Against the Crown	Ex. 99.12 page 80;
Ex. 99.2 Additional Information relating to the Province.

Economy

Economic Data Tables	Ex. 99.2 Additional Information relating to the Province.

Economic Outlook and Performance	Ex. 99.14 pages 7, 135-152;
Ex. 99.7 pages 241-258.

Ten-Year Review of Selected Statistics	Ex. 99.14 pages 174-176;
Ex. 99.7 pages 304-305.